CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-60516 of Stifel Financial Corp. and subsidiaries on Form S-8 of our report dated June 25, 2004, appearing in the Annual Report on Form 11-K of Stifel, Nicolaus Profit Sharing 401(k) Plan for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
June 28, 2005